UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: April 9, 2010

Commission File Number: 000-53184

GLOBAL SECURITY AGENCY INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	98-0516432
(state or other jurisdiction of incorporation or organization)	(I.R.S. Employer I.D. No.)

Suite 508 – 170 West 1st Street
North Vancouver, British Columbia
Canada V7M 3P2
(Address of principal executive offices)

(778) 892-2490
 (Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

FORWARD LOOKING STATEMENTS

This current report, any amendment to this current report, and any documents incorporated by reference in this current report, include “forward-looking statements”. To the extent that the information presented in this current report discusses financial projections, information or expectations about our business plans, results of operations, products or markets, or otherwise makes statements about future events, such statements are forward-looking. Such forward-looking statements can be identified by the use of words such as “intends”, “anticipates”, “believes”, “estimates”, “projects”, “forecasts”, “expects”, “plans” and “proposes”. Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. These include, among others, the risks and uncertainties outlined under the “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of this current report, many of which are beyond our control.

We do not undertake any obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Although we believe that our plans, intentions and expectations reflected in or suggested by the forward-looking statements we make in this current report are reasonable, we can give no assurance that such plans, intentions or expectations will be achieved. Actual events or results may differ materially due to risks facing us or due to actual facts differing from the assumptions underlying our predictions. Some of these risks and assumptions include:

•	our anticipated strategies for growth;

•	our ability to manage our planned growth;

•	our need for additional capital to expand our operations;

•	our dependence on key personnel; and

•	our ability to compete effectively with competitors that have greater financial, marketing and other resources.

Any of the above could cause actual results to differ materially from anticipated results.

All forward-looking statements included in this document are based on information available to us on the date hereof. We advise the reader that these cautionary remarks expressly qualify in their entirety all forward-looking statements attributable to us or persons acting on our behalf.

PRESENTATION OF INFORMATION

As used in this current report, the terms "we", "us", "our" and the “Company” mean Global Security Agency Inc., unless otherwise indicated.

This current report includes our audited financial statements as at and for the years ended December 31, 2009 and 2008 and for the period from inception on September 27, 2006 to December 31, 2009.  These financial statements have been prepared in accordance with U.S. generally accepted principles (“US GAAP”) and are presented in U.S. dollars.

All financial information in this current report is presented in U.S. dollars, unless otherwise indicated, and should be read in conjunction with our audited financial statements and notes thereto included in this current report.

Item 1.01	Entry into Material Definitive Agreement
Item 2.01	Completion of Acquisition or Disposition of Assets
Item 3.01	Securities and Trading Markets
Item 3.02	Unregistered Sales of Equity Securities
Item 5.01	Changes in Control of Registrant

DESCRIPTION OF BUSINESS

We were incorporated in the State of Nevada on September 27, 2006.  We maintain a registered office at The Corporation Trust Company of Nevada, 6100 Neil Road, Suite 500, Reno, Nevada, 89511 and our business office is located at 5259 Jackson Road, Montgomery, Texas, 77316, and our telephone number is (888) 281-1618.

We were an exploration stage corporation engaged in the search for mineral deposits.  Our focus was on the exploration for mineralization on our Spanish Gold property, which we concluded in fiscal 2008, based on work to date, and was not sufficiently prospective of mineralization to warrant further work.

As at December 31, 2009, we had no operations, no revenues, had achieved losses since inception, had been issued a going concern opinion by our auditors, and relied upon the sale of our securities or loans to fund operations.

Recent Developments

We have determined to pursue a new line of business focused on the security solutions and risk management services industry.  In that regard:

On January 12, 2010, we sold 60,000,000 shares of our common stock to Rock Rutherford at a price of $0.0001 per share for gross proceeds of $6,000.  The sale resulted in a change of control of our company and Mr. Rutherford controlled approximately 91% of our outstanding common stock at the time.

On January 12, 2010, we also entered into a reorganization agreement with our sole director and officer at the time, Shawn Englmann.  The following description of the Agreement is qualified in its entirety by reference to the Agreement, a copy of which is included as an exhibit hereto.  The material terms of the Agreement are as follows:

•	consolidation of the Company’s common stock on a 1:10 share basis was proposed;

•	Mr. Englmann agreed not to sell or transfer more than 10,000 shares of our stock on any given day through a brokered transaction;

•
Mr. Englmann was granted an option to purchase 450,000 shares of our common stock at a price of $0.00001 per share exercisable for a period of six months from the date of the Agreement.  The number of shares of our common stock available for issuance under this option shall remain the same regardless of any consolidation of our stock;

•	a maximum of 450,000 shares of our common stock held by Mr. Englmann shall be registered for re-sale with the US Securities and Exchange Commission within six months of the date of the Agreement;

•
Mr. Englmann’s shareholder loans shall be repaid no later than June 30, 2010 and will continue not to accrue any interest until June 30, 2010.  If the shareholder loans are not repaid by June 30, 2010, they will begin to accrue interest at a rate of 1% per month; and

•	Mr. Englmann agreed to resign as a director and officer of the Company following the proposed 1:10 consolidation of our common stock.

On January 25, 2010, we completed a name change from Belvedere Resources Corporation to Global Security Agency Inc.

On April 8, 2010, three new directors were appointed and Shawn Englmann resigned as our director and officer.  On that date, our directors appointed four new officers and we entered into management agreements with each of them.

On April 8, 2010, we entered into a services agreement with Jaguar Downhole Tools to provide security protection services at certain of its warehouse distribution centers in Texas and Amman, Jordan.  Under the agreement, we are paid an hourly base rate per guard and a base day rate per operative/agent we provide.  A copy of the services agreement is included as an exhibit hereto, and this description of the services agreement is qualified in its entirety by reference to the agreement.

We plan to lease a facility in the State of Texas at which we will maintain our corporate office.  The facility will also serve as a tactical training center for Swat Teams, Sky Marshals, our agents and operatives and law enforcement.

We plan a consolidation of our common stock on a 1:10 basis within the next 60 days.  In addition, upon completion of the share consolidation, we plan to sell 39,000,000 of our shares of common stock at a price of $0.0001 per share to certain directors, officers and investors.  There can be no assurance that the share consolidation will be completed or that the above shares will be sold.

Our Current Business

Overview

We are security solutions and risk management services company.  We offer a wide range of security and risk management services for individuals, corporations and other entities. Our services include assessments, training, crisis management, protection, support and intelligence.  We currently operate in the State of Texas and in Amman, Jordan, and plan to operate globally.

We operate our business through a network of consultants.  Our consultants are experts in the field of crisis management with significant government, military, foreign services and private industry experience, and are located around the world.  Our consultants are experienced in all aspects of the services we provide.

Our Services

The risks involved in operating domestically and internationally have increased significantly for companies and other organizations over the years.  Risk mitigation has become an increasingly important concern for these companies and other organizations, particularly in high-threat environments, for the protection of personnel, property and other valuable assets.  In addition, security concerns have increased for wealthy individuals in countries across the globe.  Security threats can arise in a variety of forms and we assist companies and other organizations and wealthy individuals with addressing any potential threats to them.

Risk Assessments

We provide security assessments and planning services to clients to find the strengths and weaknesses of security processes before a crisis occurs, including with respect to building projects, industrial and chemical plants, corporate facilities and private residences. Our consultants are experienced in developing and implementing field-tested procedures for assessing and reducing risk.

We provide a systematic review of a facility's premises, operating systems and procedures, and identify potential vulnerabilities.  Our surveys are based on the needs of the client and vary by location, type of business, employee access, culture and threat potential.  We evaluate threats and recommend effective countermeasures, based on our threat assessments, adversary scenario development and adversary mission analysis.  Our security assessments may include an evaluation of security staff, badgeing, procedures, communications capabilities, emergency action plans, command centers and event security training. We provide clients with reports documenting the efficiency of security measures and recommend cost-effective solutions for mitigating and eliminating risks.  We also provide recommendations for establishing a comprehensive security plan and work with clients to implement the plan if needed.

Building Projects

The number of building projects around the world continues to grow and the need for security at these projects we believe is becoming more vital for the timely completion of these projects. We have the ability to service these projects as the sole security source for most projects.  We assist with developing for our clients, among other things, incident response objectives; threat reporting procedures; evacuation policies and procedures; threat management team roles and responsibilities; facility emergency call lists; safety/security manuals outlining building profiles, floor plans, and safety procedures; and training procedures for personal safety awareness, including recurrent training for threat management leaders.

Security Training Programs

We assist in developing comprehensive training programs for our clients to address security threats to them.  We train clients to implement preventive security measures, recognize security threats, react if confronted with danger and act once a crisis has occurred. Our pre-incident training services include country briefings, table-top exercises, customized simulations and evasive driver training and firearms training.

We also train executives and other individuals on how to avoid dangerous situations during the course of their day, and during travel, by implementing safeguards that reduce overall risk. We assist with minimizing their chances of being victimized by enhancing their security awareness. Our consultants can also deliver similar training to family and staff members.

Crisis Management

We offer crisis management consulting services, including incident response, security consulting and training services to our clients. Our consultants specialize in the prevention and resolution of kidnaps-for-ransom, extortions, malicious product tampering, wrongful detention and client risk.

Kidnapping

The risk of kidnapping for ransom has dramatically increased in many parts of the world we believe as a result of weak law enforcement and a disparity of wealth in local regions. Our consultants act as intermediaries with outside contacts and provide clients with guidance, regular reports and post-incident briefings and analyses. Our consultants have experience throughout the world, including Latin America, the Middle East and Asia.

Extortion

Corporations, family businesses and wealthy individuals are susceptible to extortion and threats, particularly in high-risk countries.  We provide extortion-readiness planning and crisis-resolution services. We evaluate circumstances, identify possible options and recommend a solution that is best for the client and the situation. Our consultants are experienced in responding to extortion threats, demands and tactics based on years of experience globally dealing with extortionists and sophisticated political groups.

Malicious Product Tampering

Customer loyalty, brand integrity, corporate reputation and business continuity may be at risk when an organization experiences product tampering. Our consultants help companies ensure consumer protection by teaching them how to respond to an incident with the least amount of commercial damage to the organization. We help clients prepare for the unexpected, reduce potential harm to personnel, minimize litigation and protect the reputations of their organizations. We also assist with investigations through incident containment, information collection, asset tracing and product safeguard recommendations.

Wrongful Detention

Located globally, our consultants have experience in negotiation, intervention and liberation tactics. We work with outside parties in an advisory capacity to help free victims with the least amount of harm or incident possible. This process often involves dealing with law enforcement or government officials.

Hijacking

We assist clients to assess their current security operations at port or at sea in order to identify potential physical or operational vulnerabilities as well as environmental or political threats. We work with clients to develop new security strategies or update existing plans based on the results of our security assessments.

We assist clients on issues to be considered when faced with a hijacking and how to navigate through the most common scenarios.  We also teach crew members how to implement preventive security measures, recognize threats, react in the event of an attack and understand the negotiation process should a hijacking occur.

Protective Services

Safeguarding people and other valuable assets is a security challenge for many people and organizations operating in high-threat and other environments around the world.  We provide protective services to corporations, and other organizations and individuals worldwide, including security details and trained drivers. Our consultants are trained in detecting, deterring and responding to a wide variety of security challenges in accordance with local and international laws. We also offer planning and logistics services to clients.

Support Services

We combine detailed project planning and logistics management to deliver comprehensive support services to clients worldwide. From logistical support and communications to procurement and transportation, we facilitate client and internal company operations with a complete support package.

Intelligence

We provide individuals and corporate clients due diligence investigations specifically designed to offer an accurate assessment of statements and claims made during negotiations for organizations with interests in developing markets. We provide reliable, factual intelligence and background information about key business parameters so that clients can make informed business decisions.

We provide routine background checks, extensive pre-employment investigations and employee breach-of-good-faith investigations. We can investigate access to privileged information, theft of confidential information, financial misconduct and sabotage. Our consultants can also conduct internal and external investigations of criminal or malicious activity.

Competition

We operate in the security solutions and risk management industry.  The markets in which we currently compete and plan to compete are intensely competitive. We face significant competition from our existing competitors in these markets (including Triple Canopy, Trident, Blackwater and other similar companies), many of which are substantially larger and have longer operating histories and records of successful operations; greater financial resources, technical expertise, managerial capabilities and other resources; more employees; more contracts with significant institutions and governments; and more extensive facilities than we have or will have in the foreseeable future. Our operations may fail due to our inability to compete with existing competitors in these markets and you could lose your investment.

Sales and Marketing

We currently market our services through certain of our officers that have developed relationships with persons and companies involved in the security solutions and risk management services industry.  In addition, we operate a website that describes the services we offer.  We plan to market our services through advertisements in trade magazines, appearances at industry shows and through government contacts.

Intellectual Property

We currently do not own any intellectual property, other than our website domain www.globalsecurityagency.org.  We plan to trademark our corporate name.

Government Regulation

We are subject to the laws, rules and regulations of the jurisdictions in which we operate.  In addition, our operations may be subject to regulation at an international level, including with respect to international humanitarian law.

Each of the countries in which we operate has implemented laws, rules and regulations relating to the use of force against its citizens.  For example, the use of excessive force in the course of a protective detail may subject us to criminal prosecution in a particular jurisdiction.  In addition, we may be subject to civil liabilities for the actions of our consultants during the course of the provision of our services.

Furthermore, at an international level, we may be prosecuted for the actions of our consultants  that are deemed to be criminal in nature or that otherwise are deemed to violate international humanitarian conventions.  Although our consultants are trained in use of force protocols, situations may arise in which their actions may be deemed to violate applicable laws, rules and regulations at a domestic or international level.

Employees

We currently have no employees engaged in our business, other than our executive officers.  We operate our business primarily through consultants.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with our financial statements, including the notes thereto, appearing elsewhere in this current report.  The discussions of results, causes and trends should not be construed to imply any conclusion that these results or trends will necessarily continue into the future.

Results of Operations

Revenues

We have limited operational history.  Since our inception on September 27, 2006 to December 31, 2009, we have not generated any revenues and we have sustained operational losses.  We anticipate that we will incur substantial losses for the foreseeable future and our ability to generate any revenues in the next 12 months continues to be uncertain.

Expenses

From our inception on September 27, 2006 to December 31, 2009, we incurred total operating expenses of $178,686, including $110,426 in legal and accounting fees, $49,760 in general and administrative expenses and $12,500 in mineral exploration costs.

For the fiscal year ended December 31, 2009, we incurred total operating expenses of $37,510, including $24,040 in legal and accounting fees and $7,470 in general and administrative expenses, whereas for the fiscal year ended December 31, 2008, we incurred total operating expenses of $80,217, including $51,846 in legal and accounting fees, and $18,831 in general and administrative expenses and $10,000 in mineral exploration costs.

Net Loss

From our inception on September 27, 2006 to December 31, 2009, we incurred a net loss of $180,886.  For the fiscal year ended December 31, 2009, we incurred a net loss of $38,908, whereas for the fiscal year ended December 31, 2008, we incurred a net loss of $79,394.

Liquidity and Capital Resources

As of December 31, 2009, we had cash of $247, total assets of $2,225, total liabilities of $70,791 and a working capital deficit of $68,566.  As of December 31, 2009, we had an accumulated deficit of $180,886.

We are dependent on funds raised through equity financing and proceeds from related parties. Our net loss of $180,886 from our inception on September 27, 2006 to December 31, 2009 was funded primarily by such financing and proceeds.  Since our inception on September 27, 2006, we have raised gross proceeds of $100,695 in cash from the sale of our common stock.

From our inception on September 27, 2006, to December 31, 2009, operating activities used cash of $169,542, primarily in connection with our mineral exploration activities.  For the fiscal year ended December 31, 2009, operating activities used cash of $38,927, whereas during the fiscal year ended December 31, 2008, operating activities used cash of $85,261.

From our inception on September 27, 2006 to December 31, 2009, we received $169,789 from financing activities, which consisted of $69,094 in advances from related parties and $100,695 in proceeds from the issuance of our common stock.  During the fiscal year ended December 31, 2009, we received $17,445 from financing activities, which consisted primarily of advances from related parties, whereas during the fiscal year ended December 31, 2008, we received $28,612 from financing activities, in advances from related parties.

Over the next 12 months, we are proposing to pursue a new line of business.  In connection with our proposed change in business activities, we will incur significant additional costs. In order for us to attract and retain quality personnel, we anticipate that we will need to offer competitive salaries, issue common stock to consultants, directors and officers, and grant stock options to future employees. We estimate that our expenses over the next 12 months (beginning March 2010) will be approximately $1.0 million. This estimate may change significantly depending on the level of our business activities and our ability to raise capital.  There can be no assurance that we will proceed with a new line of business or that we will be successful in any line of business that we may choose to pursue.

We intend to raise additional capital for the next 12 months from the sale of our equity securities or loans from related parties.  If we are unsuccessful in raising sufficient capital through such efforts, we may consider other financing avenues such as bank financing.  There is no assurance that any financing will be available to us or if available, on terms that will be acceptable to us.  If we are unable to raise additional capital, our business may fail.

Even though we plan to raise capital through equity or debt financing, we believe that the latter may not be a viable alternative for funding our operations as we do not have tangible assets to secure any such financing.  We anticipate that any additional funding will be in the form of equity financing from the sale of our common stock.  However, we do not have any financing arranged and we cannot provide any assurance that we will be able to raise sufficient funds from the sale of our common stock to finance our operations.  In the absence of such financing, we may be forced to abandon our business plan.

Going Concern

Our financial statements for the period ended December 31, 2009 have been prepared on a going concern basis and Note 2 to the statements identifies issues that raise substantial doubt about our ability to continue as a going concern.  Our financial statements do not include any adjustments that might result from the outcome of this uncertainty.

We have not generated any revenues, have achieved losses since our inception, and rely upon the sale of our common stock and loans from related parties to fund our operations.  We may not generate any revenues even if we change our business activities, and if we are unable to raise equity or secure alternative financing, we may not be able to pursue our plans and our business may fail.

Off-Balance Sheet Arrangements

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to stockholders.

Critical Accounting Policies

Our financial statements are affected by the accounting policies used and the estimates and assumptions made by management during their preparation.  A complete summary of these policies is included in Note 1 of the notes to our financial statements.  We have identified below the accounting policies that are of particular importance in the presentation of our financial position, results of operations and cash flows, and which require the application of significant judgment by management.

Mineral Property Costs

We have been in the exploration stage since our formation on September 27, 2006 and have not yet realized any revenues from our operations.  We are primarily engaged in the acquisition and exploration of mining properties.  Mineral property acquisition and exploration costs are expensed as incurred. When it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves, the costs incurred to develop such property are capitalized.  Such costs will be amortized using the units-of-production method over the estimated life of the probable reserve.  If mineral properties are subsequently abandoned or impaired, any capitalized costs will be charged to operations.

DESCRIPTION OF PROPERTY

We lease our executive office located at Suite 508, 170 West 1st Street, North Vancouver, British Columbia, Canada, V7M 3P2. This office is approximately 500 square feet for which we pay rent of $250 per month.

We plan to lease a facility  in the State of Texas at which we will maintain our corporate office and which will also serve as a tactical training facility for Swat Teams, Sky Marshalls, our agents and operatives and law enforcement.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the ownership, as of April 9, 2010, of our common stock by each of our directors and executive officers, by all of our executive officers and directors as a group, and by each person known to us who is the beneficial owner of more than 5% of our common stock.  As of April 9, 2010, there were 66,006,450 shares of our common stock issued and outstanding. Each person named below has sole voting and investment control with respect to the shares owned by him, except as otherwise noted.  The number of shares below includes shares which the beneficial owner has the right to acquire within 60 days.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class (%)
Common Stock	Larry Lunger (1)	Nil	Nil
Common Stock	Thomas Johnson (2)	Nil	Nil
Common Stock	John D. Kuykendall (3)	Nil	Nil
Common Stock	George M. Rock Rutherford (4)	60,000,000	90.9%
	All Officers and Directors as a Group	60,000,000	90.9%
Common Stock	Shawn Englmann (5) 24442 – 112th Avenue Maple Ridge, British Columbia Canada V6E 1H5	5,450,000	8.2%

(1)	Mr. Lunger is our Chief Executive Officer.
(2)	Mr. Johnson is our President and a director.
(3)	Mr. Kuykendall is Chief Financial Officer and a director.
(4)	Mr. Rutherford is our Secretary and a director.
(5)
Mr. Englmann is a former director and officer.  Includes 5,000,000 shares of the Company’s common stock held by Shawn Englmann and options to acquire another 450,000 shares of the Company’s common stock at $0.00001 per share until July 12, 2011.  The number of shares of the Company’s common stock available for issuance under the option granted to Mr. Englmann shall remain the same regardless of any consolidations of the Company’s stock.

We plan to consolidate our shares of common stock on a 1:10 basis within the next 60 days and to subsequently sell an additional 39,000,000 of our shares of common stock to our directors, officers and certain investors.  As a result, we expect to have 45,600,645 shares of our common stock outstanding upon completion of the share consolidation and subsequent sale of shares.  The following table sets forth information relating to ownership of our common stock upon completion of the proposed share consolidation and subsequent sale of shares.  There can be no assurance that the share consolidation will be completed or that we will sell any of the shares.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class (%)
Common Stock	Larry Lunger (1)	2,000,000	4.4%
Common Stock	Thomas Johnson (2)	9,000,000	19.7%
Common Stock	John D. Kuykendall (3)	2,250,000	4.9%
Common Stock	George M. Rock Rutherford (4)	6,125,000	13.4%
	All Officers and Directors as a Group	27,125,000	59.5%
Common Stock	Todd Rutherford (5) 101 Canterbury Drive Montgomery, TX 77356	7,750,000	17.0%
Common Stock	0873001 B.C. Ltd. (6) 2285 West 15th Avenue Vancouver, British Columbia Canada V6K 2Y6	6,500,000	14.3%
Common Stock	0872990 B.C. Ltd. (6) 2285 West 15th Avenue Vancouver, British Columbia Canada V6K 2Y6	6,500,000	14.3%

(1)	Mr. Lunger is our Chief Executive Officer.
(2)	Mr. Johnson is our President and a director.
(3)	Mr. Kuykendall is Chief Financial Officer and a director.
(4)	Mr. Rutherford is our Secretary and a director.
(5)	Todd Rutherford is the son of Rock Rutherford and has sole investment and voting control over these shares.
(6)	Richard Smith is the sole shareholder, director and officer of this company and exercises investment and voting control over the shares owned by this company.

Changes in Control

There are no arrangements known to us the operation of which may at a later date result in a change in control of our company.

DIRECTORS AND EXECUTIVE OFFICERS

Directors and Officers

On April 8, 2010, three new directors were appointed, Shawn Englmann resigned as our director and officer and our directors appointed four new officers.

The following table sets forth information relating to our executive officers and directors as of April 9, 2010:

Name	Age	Position
Larry Lunger	62	Chief Executive Officer
Thomas Johnson	57	President and a director
John D. Kuykendall	67	Chief Financial Officer and a director
George M. Rock Rutherford	65	Secretary and a director

Our directors serve until our next annual shareholders’ meeting or until their successors are elected and qualified. Our executive officers hold their positions at the discretion of our Board of Directors, subject to any employment or management agreements. There are no arrangements, agreements or understandings between non-management security holders and management under which non-management security holders may directly or indirectly participate in or influence the management of our affairs.

Larry Lunger – Chief Executive Officer

Larry Lunger has been our Chief Executive Officer since April 8, 2010.

Mr. Lunger was a Product Manager with DMC-CC, a supply company located in Baton Rouge, Louisiana, from December 2009 to February 2010.  Prior to that, he was President of Netherlocks USA, an oilfield specialty company located in Houston, Texas, from April 2007 to August 2008.  From May 1994 to March 2007, he was a Senior Sales Engineer with Puffer-Sweiven, an oilfield supply company located in Strafford, Texas.  Mr. Lunger has an MBA and Ph.D. in Industrial Technology from Lorenze University.

Thomas Johnson – President and a director

Thomas Johnson has been our President and a director since April 8, 2010.

Mr. Johnson was President and Chief Executive Officer of Global Executive Protection Services, a security and risk management company, in Conroe, Texas, from January 1998 to April 2010.  Mr. Johnson has a Ph.D. in Behavioral Psychology from St. Johns University.  Prior to founding Global Executive Protection, he served 25 years in law enforcement.

John D. Kuykendall – Chief Financial Officer and a director

John D. Kuykendall has been our Chief Financial Officer and a director since April 8, 2010.

Mr. Kuykendall is one of the founders of AGR Stone & Tools USA, Inc., a company he began in 2001 and with whom he is presently engaged. He is currently serving as its Secretary and Treasurer and is responsible for all of its financial functions. Mr. Kuykendall received a B.B.A. degree from Southern Methodist University and is licensed as a Certified Public Accountant in the State of Texas. Earlier in his career, he was the part owner and Chief Financial Officer of Home Furniture Company, a large retail furniture chain in the Southwest United States.  Since 1986, he has acted as the principal of John D. Kuykendall, CPA, LLC, a position he continues to occupy. He has been practicing as a Certified Public Accountant for the last twenty years and has clients based in Austin, San Antonio and Houston.

George M. Rock Rutherford – Secretary and a director

George M. Rock Rutherford has been our Secretary and a director since April 8, 2010.

Mr. Rutherford has been an international trader and business consultant specializing in the Asian and middle-east market since 1983. He has been living and conducting business in Asia for more than thirty-five years and was involved in the first trade fair held in Beijing through the offices of the United Nations in 1985. Mr. Rutherford is currently an advisor to the World Import/Export Bank for the development of American manufacturing and export of American made products into China. He also works with the U.S. State Department in advising American development with the commerce sections of the U.S. Embassies in mainland China.

From 1994 to 2001, Mr. Rutherford was the Chief Executive Officer and Managing Director of CPR Ltd. and was responsible for all of its mining and commodities operations in Asian and East Africa. From 2001 to the present, Mr. Rutherford has served as the Chief Executive Officer and Managing Director for AGR Stone & Tools USA, Inc.

Other Directorships

Certain of our directors currently hold, or within the past five years have held, directorships in companies with a class of securities registered pursuant to Section 12 of the Exchange Act or that are subject to the requirements of Section 15(d) of such Act as follows:

Name of Director	Company
Rock Rutherford	AGR Tools, Inc.
John D. Kuykendall	AGR Tools, Inc.

Significant Employees

Other than our executive officers, we have no employees that make a significant contribution to our business.

Director Independence

None of our directors is “independent” under applicable SEC rules.  We may appoint independent directors in the future.

Corporate Governance

We currently do not have any committees of our board of directors.

Legal Proceedings

None of our directors, executive officers, promoters or control persons has been involved in any of the following events during the past five years:

•	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;
•	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offences);
•
being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

•
being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, where the judgment has not been reversed, suspended, or vacated.

Family Relationships

There are no family relationships among our directors and executive officers.

EXECUTIVE COMPENSATION

Annual Compensation

We did not pay any cash or other compensation to our former director and executive officer in fiscal 2008 or fiscal 2009 for his services as such, and there were no outstanding equity awards during those periods.  We have entered into management agreements with our current executive officers which provide for their compensation.

Compensation of Directors

We have no standard arrangements pursuant to which our directors are compensated for their services as directors.

Compensation Plans

We have not adopted a stock option or other similar compensation plan applicable to our directors or officers.  We have not granted any stock options or other similar compensation to our current executive officers or directors.  We issued options to acquire up to 450,000 shares of our common stock at a price of $0.00001 per share until July 12, 2010 to Shawn Englmann, our former director and officer, pursuant to the reorganization agreement we entered into with him on January 12, 2010.  The number of shares underlying these options will not change as a result of any consolidation of our common stock.

Pension, Retirement or Similar Benefit Plans

There are no arrangements or plans pursuant to which we provide pension, retirement or similar benefits to our directors or executive officers.  We have no material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers.

Change of Control

We have no pension or compensatory plans or other arrangements which provide for compensation to our directors or officers in the event of a termination of employment or a change in our control.

Management Agreements

We have entered into management agreements dated April 8, 2010 with each of our current executive officers.  The following description of the management agreements is not complete and is qualified in its entirety by reference to the agreements, copies of which are included as exhibits hereto.

Under the agreements, we have appointed each of our executive officers to their respective positions.  Each of our executive officers are entitled to a base salary to be determined by the board, payable once the Company has achieved revenues in excess of $50,000 per month for two consecutive months, as well as performance bonuses and benefits as the board may determine.  The agreements may be terminated by the Company at any time for Just Cause (as defined in the agreements).  The agreements may also be terminated by each officer upon two months prior notice and by the Company upon two weeks prior notice for each year of continuous service.  Under the agreements, each of our officers has agreed to present first to our board any potential business opportunity relating to the business of the Company that is presented directly or indirectly to the officer.  The agreements also contain provisions relating to confidentiality of information, non-competition and anti-bribery policies.

CERTAIN RELATIONSHIPS AND RELATED
TRANSACTIONS, AND DIRECTOR INDEPENDENCE

During the periods ended December 31, 2009 and 2008, the Company recognized a total of $0 and $1,500, respectively, for donated services and $0 and $1,000, respectively for donated rent provided by the President and Director of the Company.

During the periods ended December 31, 2009 and 2008, the Company recognized a total of $3,000 and $0, respectively, for services provided and $3,000 and $0, respectively, for rent provided by the President and Director of the Company.

As of December 31, 2009 and 2008, the Company owed the President and Director of the Company $69,094 and $51,649, respectively, for expenses paid on behalf of the Company and for cash advances. This amount is unsecured, non interest bearing, and has no specific terms for repayment.

We plan to consolidate our shares of common stock on a 1:10 basis and to subsequently issue 39,000,000 additional shares of common stock at a price of $0.0001 per share to our directors, officers and certain investors.  There can be no assurance that the share consolidation will be completed or that we will issue any additional shares.  See “Security Ownership of Certain Beneficial Owners and Management”.

There have been no other transactions since January 1, 2008 or any other currently proposed transactions, in which we are, or plan to be, a participant and the amount involved exceeds $120,000 or one percent of the average of our total assets at year end for the last two completed fiscal years, and in which any related person had or will have a direct or indirect material interest.

LEGAL PROCEEDINGS

We are currently not a party to any material legal proceedings, nor are we aware of any material pending legal proceedings to which we are a party or of which our property is the subject. We also know of no proceedings to which any of our directors, officers or affiliates, or any registered or beneficial holders of more than 5% of any class of our securities, or any associate of any such director, officer, affiliate or security holder are an adverse party or have a material interest adverse to us.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S
COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

There is no public market for our common stock.  Our common stock was quoted for trading on the OTC Bulletin Board under the trading symbol “BELV”, however, there have been no trades in our common stock on the OTC Bulletin Board.  Our common stock was delisted from trading on the OTC Bulletin Board on March 26, 2010 as no bid or ask prices were quoted for a sufficient period of time pursuant to Rule 15c2-11 of the Securities Exchange Act of 1934, as amended.  We plan to seek a new symbol for our common stock due to our name change and new line of business and apply to again list our shares for trading on the OTC Bulletin Board.  There can be no assurance we will be able to obtain a new stock symbol or that our application to list our shares will be accepted.

Holders

As of April 9, 2010, there were approximately 43 holders of record of our common stock.

Dividends

As of April 9, 2010, we had not paid dividends on our shares of common stock and we do not expect to declare or pay dividends on shares of our common stock for the foreseeable future.  We intend to retain earnings, if any, to finance the development and expansion of our business.  Our future dividend policy will be subject to the discretion of our Board of Directors and will depend upon our future earnings, if any, our financial condition, capital requirements, general business conditions and other factors.

Equity Compensation Plans

As of April 9, 2010, we did not have any equity compensation plans.

Recent Sales of Unregistered Securities

On January 12, 2010, we sold 60,000,000 shares of our common stock to Rock Rutherford at a price of $0.0001 per share for gross proceeds of $6,000, pursuant to the exemption from the registration requirements of the U.S. Securities Act of 1933, as amended (the “Securities Act”), provided by Section 4(2) of the Act.  The sale resulted in a change of control of our company and Mr. Rutherford controlled approximately 91% of our outstanding common stock as a result.

Our reliance upon the exemption under Section 4(2) of the Securities Act was based on the following: (i) the shares were acquired for investment purposes by a single purchaser not affiliated with the Company and not with a view to the distribution or resale of the shares; (ii) a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the Securities Act was issued; and (iii) no general solicitation or general advertising was used, no commission or other remuneration was paid in connection with these transactions, and no underwriter participated.

We plan to sell 39,000,000 shares of our common stock at a price of $0.0001 per share for gross proceeds of $3,900 to our directors, officers and certain investors pursuant to the exemption from the registration requirements of the Securities Act provided by Rule 506 of Regulation D under the Securities Act.  Each of these persons is expected to represent to us in writing that they are accredited investors.  There can be no assurance that any of these shares will be sold.

DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.00001 per share and 100,000 shares of preferred stock, par value $0.00001.

Common Stock

As of April 9, 2010, we had 66,006,450 shares of our common stock issued and outstanding.  Each holder of our common stock is entitled to one vote per share on all matters on which such stockholders are entitled to vote.  Holders of our common stock are entitled to distributions or dividends that may be declared by our Board of Directors, subject to preferential rights of holders of our preferred stock.

Holders of our common stock have no preemptive rights to purchase additional shares of common stock or other subscription rights. Our common stock carries no conversion rights and is not subject to redemption or to any sinking fund provisions.  Upon our liquidation, dissolution or winding-up, whether voluntary or involuntary, holders of our common stock are entitled to participate ratably in the distribution of our assets available for distribution to our security holders.

We plan to consolidate our shares of common stock on a 1:10 basis and to subsequently sell 39,000,000 shares of our common stock to directors, officers and certain investors.  As a result, we expect to have 45,600,645 shares of common stock outstanding.  There can be no assurance that the share consolidation will be completed or that any additional shares will be sold.

Preferred Stock

As of April 9, 2010, we do not have any outstanding preferred stock.  Our preferred stock may be issued in one or more series with such designations, qualifications, preferences and privileges as may be determined by our Board of Directors.  In the event of our liquidation, dissolution or winding-up, holders of preferred shock shall be entitled to receive before any payment or distribution on our common stock or any other class of stock junior to the preferred stock, a distribution per share in the amount of the liquidation preference, if any, fixed or determined in accordance with the terms of such preferred stock plus, if so provided in such terms, an amount per share equal to accumulated and unpaid dividends in respect of such preferred stock (whether or not earned or declared) to the date of such distribution.

Stock Options

As of April 9, 2010, we had issued options to acquire up to 450,000 shares of our common stock at an exercise price of $0.00001 per share until July 12, 2010.  The number of shares underlying these options will not change as a result of any consolidation of our common stock.

Warrants

As of April 9, 2010, we had no outstanding warrants to acquire shares of our common stock.

Anti-takeover Provisions

Our Articles of Incorporation and Bylaws contain certain provisions that may have anti-takeover effects, making it more difficult for or preventing a third party from acquiring control of the Company or changing its board of directors and management.  According to our Bylaws and Articles of Incorporation, neither the holders of the Company’s common stock nor the holders of the Company’s preferred stock have cumulative voting rights in the election of our directors.  The combination of the present ownership by a few stockholders of a significant portion of the Company’s issued and outstanding common stock and lack of cumulative voting makes it more difficult for other stockholders to replace the Company’s board of directors or for a third party to obtain control of the Company by replacing its board of directors.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The only statutes, charter provisions, bylaws, contracts or other arrangements under which any director, officer or control person is insured or indemnified in any manner against any liability which they may incur in their capacity as such are as follows:

•	Chapter 78 of the Nevada Revised Statutes (the “NRS”);
•	Section 5 of our Articles of Incorporation; and
•	Article VI of our Bylaws.

Nevada Revised Statutes

Section 78.138 of the NRS provides for immunity of directors from monetary liability, except in certain enumerated circumstances, as follows:

“Except as otherwise provided in NRS 35.230, 90.660, 91.250, 452.200, 452.270, 668.045 and 694A.030, or unless the Articles of Incorporation or an amendment thereto, in each case filed on or after October 1, 2003, provide for greater individual liability, a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his capacity as a director or officer unless it is proven that:

(a)	his act or failure to act constituted a breach of his fiduciary duties as a director or officer; and

(b)	his breach of those duties involved intentional misconduct, fraud or a knowing violation of law.”

Section 78.5702 of the NRS provides as follows:

1.
A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he:

(a)	is not liable pursuant to NRS 78.138; or

(b)
acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

2.
A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he:

(a)	is not liable pursuant to NRS 78.138; or

(b)	acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation.

3.
To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.”

Our Articles and Bylaws

Under our Articles of Incorporation, we are required to indemnify to the fullest extent permitted by Nevada law any person made or threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he or she is or was our director or is or was serving as our director, officer, employee or agent of another entity at our request or our predecessor against judgments, fines, penalties, excise taxes, amounts paid in settlement and costs, charges and expenses (including attorney’s fees and disbursements) that he or she incurs in connection with such action or proceeding.

Under our Bylaws, the Company shall indemnify any person who was or is a party or is threatened to be made a party to any proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that such person is or was a Director, Trustee, Officer, employee or agent of the Company, or is or was serving at the request of the Company as a Director, Trustee, Officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgment, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful.  The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal action proceeding, had reasonable cause to believe that such person’s conduct was unlawful.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
 ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Global Security Agency Inc.
(formerly Belvedere Resources Corporation)
(An Exploration Stage Company)
Vancouver BC Canada

We have audited the accompanying consolidated balance sheets of Global Security Agency Inc. (formerly Belvedere Resources Corporation), (“the Company”) as of December 31, 2009 and 2008, and the related consolidated statements of expenses, shareholders’ deficit, and cash flows for the years then ended and for the period from September 27, 2006 (inception) through December 31, 2009. These financial statements are the responsibility of Global Security Agency Inc.’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Global Security Agency Inc. as of December 31, 2009 and 2008 and the results of operations and cash flows for the years then ended and for the period from September 27, 2006 (Inception) through December 31, 2009, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that Global Security Agency Inc. will continue as a going concern. As discussed in Note 2 to the financial statements, Global Security Agency Inc. has not generated revenues and has accumulated losses since inception, which raises substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters also are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/  MaloneBailey, LLP
MaloneBailey, LLP
www.malonebailey.com
Houston, Texas
March 25, 2010

Global Security Agency Inc.
(formerly Belvedere Resources Corporation)
(An Exploration Stage Company)
Balance Sheets

	December 31, 2009	December 31, 2008

ASSETS

Current Assets

Cash	$247	$21,729
Other current assets	1,978	1,160

Total Assets	$2,225	$22,889

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current Liabilities

Accounts payable	$1,697	$898
Due to related parties	69,094	51,649

Total Liabilities	70,791	52,547

Stockholders’ Deficit

Preferred Stock, 100,000,000 shares authorized, $0.00001 par value, none issued	–	–

Common Stock, 100,000,000 shares authorized, $0.00001 par value 6,006,450 shares issued and outstanding	60	60

Additional Paid-in Capital	112,260	112,260

Deficit Accumulated During the Exploration Stage	(180,886)	(141,978)

Total Stockholders’ Deficit	(68,566)	(29,658)

Total Liabilities and Stockholders’ Deficit	$2,225	$22,889

See accompanying notes to financial statements

Global Security Agency Inc.
(formerly Belvedere Resources Corporation)
(An Exploration Stage Company)
Statements of Expenses

	For the Year Ended	For the Year Ended	September 27, 2006 (Inception) through
	to December 31,	December 31,	to December 31,
	2009	2008	2009

Expenses

Legal and accounting	$24,040	$51,846	$110,426
Other general and administrative	7,470	18,371	49,760
Mineral exploration expense	–	10,000	12,500
Services provided by Directors	3,000	–	3,000
Rent	3,000	–	3,000

Total Operating Expenses	37,510	80,217	178,686

Other Income (Expenses)

Foreign currency exchange gain (loss)	(1,398)	823	(575)
Interest expense	–	–	(1,625)

Total Other Income (Expenses)	(1,398)	823	(2,200)

Net Loss	$(38,908)	$(79,394)	$(180,886)

Net Loss Per Common Share – Basic and Diluted	(0.01)	(0.01)	N/A

Weighted Average Number of Common shares Outstanding- Basic & Diluted	6,006,450	6,006,450	N/A

See accompanying notes to financial statements

Global Security Agency Inc.
(formerly Belvedere Resources Corporation)
(An Exploration Stage Company)
Statements of Cash Flows

	For the Year Ended December 31, 2009	For the Year Ended December 31, 2008	September 27, 2006 (Inception) through December 31, 2009

Operating Activities

Net loss	$(38,908)	$(79,394)	$(180,886)

Adjustments to reconcile net loss to cash:

Donated rent and consulting services	–	2,500	10,000
Imputed Interest	–	–	1,625

Changes in operating assets and liabilities:

Other current assets	(818)	(1,160)	(1,978)
Accounts payable	799	(7,207)	1,697

Net Cash Used in Operating Activities	(38,927)	(85,261)	(169,542)

Financing Activities

Advance from related party	17,445	28,612	69,094
Proceeds from the sale of common stock	–	–	100,695

Net Cash Provided by Financing Activities	17,445	28,612	169,789

Increase (Decrease) In Cash	(21,482)	(56,649)	247

Cash - Beginning of Period	21,729	78,378	–

Cash - End of Period	$247	$21,729	$247

Supplemental Disclosures

Interest paid	$–	$–	$–
Income tax paid	$–	$–	$–

See accompanying notes to financial statements

Global Security Agency Inc.
(formerly Belvedere Resources Corporation)
(An Exploration Stage Company)
Statement of Changes in Stockholders’ Deficit
For the Period from September 27, 2006 (Inception) through December 31, 2009

				Deficit
				Accumulated
	Common Stock		Additional	During the
			Paid-in	Exploration
	Shares	Par Value	Capital	Stage	Total

Inception – Founders shares issued for cash	5,000,000	$50	$–	$–	$50
Donated rent and consulting services	–	–	1,500	–	1,500
Net loss	–	–	–	(14,244)	(14,244)

Balance – December 31, 2006	5,000,000	50	1,500	(14,244)	(12,694)
Shares sold for cash	1,006,450	10	100,635	–	100,645
Donated rent and consulting services	–	–	6,000	–	6,000
Imputed Interest	–	–	1,625	–	1,625
Net loss	–	–	–	(48,340)	(48,340)

Balance – December 31, 2007	6,006,450	60	109,760	(62,584)	47,236
Donated rent and consulting services	–	–	2,500	–	2,500
Net loss	–	–	–	(79,394)	(79,394)

Balance – December 31, 2008	6,006,450	60	112,260	(141,978)	(29,658)
Net loss	–	–	–	(38,908)	(38,908)

Balance – December 31, 2009	6,006,450	60	112,260	(180,886)	(68,566)

See accompanying notes to financial statements

Global Security Agency Inc.
(formerly Belvedere Resources Corporation)
(An Exploration Stage Company)
Notes to the Financial Statements

Note 1. Nature of Business and Summary of Significant Accounting Policies

Nature of Business. The Company was incorporated in Nevada on September 27, 2006 under the name “Belvedere Resources Corporation.”  On January 25, 2010, the Company merged with Global Security Agency Inc., a subsidiary incorporated on January 24, 2010 entirely for the purpose of effecting a name change.  The Company is an Exploration Stage Company, as defined by Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 915, Development Stage Entities. The Company’s principal business is the acquisition and exploration of mineral resources.

Use of Estimates.  The preparation of financial statements in conformity with U.S. general accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Earnings Per Share.  The basic net loss per common share is computed by dividing the net loss by the weighted average number of common shares outstanding. Diluted net loss per common share is computed by dividing the net loss adjusted on an "as if converted" basis, by the weighted average number of common shares outstanding plus potential dilutive securities. For the periods ended December 31, 2009 and 2008, there were no potentially dilutive securities outstanding.

Cash and Cash Equivalents. For purposes of the statement of cash flows, the Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. There were no cash equivalents as of December 31, 2009 and 2008.

Mineral Property Costs. The Company has been in the exploration stage since its formation on September 27, 2006 and has not yet realized any revenues from its operations. It is primarily engaged in the acquisition and exploration of mining properties. Mineral property acquisition and exploration costs are expensed as incurred. When it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves, the costs incurred to develop such property are capitalized. Such costs will be amortized using the units-of-production method over the estimated life of the probable reserve. If mineral properties are subsequently abandoned or impaired, any capitalized costs will be charged to operations.

Financial Instruments. Financial instruments, which include cash, accrued liabilities and due to related parties were estimated to approximate their carrying values due to the immediate or short-term maturity of these financial instruments. The Company’s operations are in Canada, which results in exposure to market risks from changes in foreign currency rates. The financial risk is the risk to the Company’s operations that arise from fluctuations in foreign exchange rates and the degree of volatility of these rates. Currently, the Company does not use derivative instruments to reduce its exposure to foreign currency risk.

Income Taxes.  The Company recognizes deferred tax assets and liabilities based on differences between the financial reporting and tax bases of assets and liabilities using the enacted tax rates and laws that are expected to be in effect when the differences are expected to be recovered. The Company provides a valuation allowance for deferred tax assets for which it does not consider realization of such assets to be more likely than not.

Foreign Currency Translation.  Assets and liabilities of foreign operations are translated into United States dollar equivalents using the exchange rates in effect at the balance sheet date. Revenues and expenses are translated using the average exchange rates during each period. Adjustments resulting from the process of translating foreign functional currency financial statements into U.S. dollars are included in accumulated other comprehensive income in common shareholders’ equity.

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

Note 2. Going Concern

These financial statements have been prepared on a going concern basis, which implies that the Company will not continue to meet its obligations in the normal course of business for the next fiscal year. As of December 31, 2009, the Company has not generated revenues and has accumulated losses since inception. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability of the Company to obtain necessary equity financing to continue operations, and the attainment of profitable operations. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 3. Related Party Transactions

During the periods ended December 31, 2009 and 2008, the Company recognized a total of $0 and $1,500, respectively, for donated services and $0 and $1,000, respectively for donated rent provided by the President and Director of the Company.

During the periods ended December 31, 2009 and 2008, the Company recognized a total of $3,000 and $0, respectively, for services provided and $3,000 and $0, respectively for rent provided by the President and Director of the Company.

As of December 31, 2009 and 2008, the Company owed the President and Director of the Company $69,094 and $51,649, respectively, for expenses paid on behalf of the Company and for cash advances. This amount is unsecured, non interest bearing, and has no specific terms for repayment.

Note 4. Income Taxes

The Company uses the liability method, where deferred tax assets and liabilities are determined based on the expected future tax consequences of temporary differences between the carrying amounts of assets and liabilities for financial and income tax reporting purposes. During the periods ended December 31, 2009 and 2008, the Company incurred net losses and, therefore, has no tax liability. The net deferred tax asset generated by the loss carry-forward has been fully reserved. The cumulative net operating loss carry-forward is approximately $179,300 at December 31, 2009, and will expire in the years 2026-2029 and will be limited under IRS SEC 382 due to the change in control (see note 5).

At December 31, 2009 and 2008, the Company’s deferred tax assets consisted of the following:

	2009	2008
Deferred tax assets
Net operating losses	$60,949	$47,268
Less: valuation allowance	(60,949)	(47,268)
Net deferred tax asset	$–	$–

Global Security Agency Inc.
(formerly Belvedere Resources Corporation)
(An Exploration Stage Company)
Notes to the Financial Statements

Note 5. Subsequent Events

a)
The Company evaluated all events or transactions that occurred after December 31, 2009 up through the date the Company issued these financial statements. On January 12, 2010, the Company entered into a subscription agreement with Rock Rutherford for the purchase of 60,000,000 shares of the Company’s common stock at $0.0001 per share for total proceeds of $6,000.  On the closing of this subscription agreement, Mr. Rutherford owned approximately 91% of the current issued and outstanding shares of the Company’s common stock which resulted in a change of control of the Company.

Additionally, on January 12, 2010, the Company entered into a re-organization agreement with its sole director and officer, Shawn Englmann.  The material terms of this agreement are as follows:
·	A proposed 10 for 1 consolidation of the Company’s common stock is considered;
·	Mr. Englmann shall not sell or transfer more than 10,000 shares of the Company’s stock on any given day through a brokered transaction;
·
Mr. Englmann is granted an option to purchase 450,000 post-split shares of the Company’s common stock at a price of $0.00001 per share until July 12, 2010.  The number of shares of the Company’s common stock available for acquisition under this option shall remain the same regardless of any consolidations of the Company’s stock;

·
A maximum of 450,000 post-split shares of the Company’s common stock held by Mr. Englmann shall be registered for re-sale with the US Securities and Exchange Commission within 6 months of the date of the Agreement;

·
Mr. Englmann’s shareholder loan shall be repaid no later than June 30, 2010 and will continue not to accrue any interest until June 30, 2010.  If the shareholder loan is not repaid by June 30, 2010, it will begin to accrue interest at a rate of 1% per month; and

·	Mr. Englmann shall resign as the Company’s director and officer following an anticipated 10 for 1 consolidation of the Company’s common stock.

b)
On January 24, 2010, the Company incorporated a wholly-owned subsidiary, Global Security Agency Inc. (“Global Security”).  On January 25, 2010, the Company completed a merger with Global Security and assumed the subsidiary’s name by filing Articles of Merger with the Nevada Secretary of State.  Global Security was incorporated entirely for the purpose of effecting the name change and the merger did not affect the Company’s Articles of Incorporation or corporate structure in any other way.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers

On April 8, 2010, Thomas Johnson, John D. Kuykendall and Rock Rutherford were appointed as our directors, Shawn Englmann resigned as our director and officer and the following persons were appointed as officers:

•	Larry Lunger as our Chief Executive Officer;
•	Thomas Johnson as our President;
•	John D. Kuykendall as our Chief Financial Officer; and
•	Rock Rutherford as our Secretary.

See Item 5.01 above for information relating to our directors and officers.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On January 25, 2010, we completed a name change by way of a merger with a wholly-owned subsidiary, Global Security Agency Inc., and assumed the subsidiary’s name by filing Articles of Merger with the Nevada Secretary of State.  The subsidiary was incorporated entirely for the purpose of effecting the name change and the merger did not affect the Company’s Articles of Incorporation or corporate structure in any other way.

Item 5.06	Change in Shell Company Status

As a result of the change in business described in Item 5.01 of this Current Report on Form 8-K, we believe that we are no longer a “shell company”, as that term is defined in Rule 12b-2 of the Exchange Act.

Item 9.01	Financial Statements and Exhibits

(a) Financial Statements

See “Financial Statements and Supplementary Data”.

(b) Exhibits

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit Number	Exhibit Description
3.1	Articles of Incorporation (1)
3.2	Articles of Merger (2)
3.3	Bylaws (1)
10.1	Services Agreement with Jaguar Downhole Tools
10.2	Subscription Agreement with Rock Rutherford (3)
10.3	Reorganization Agreement with Shawn Englmann (3)
10.4	Management Agreement with Larry Lunger
10.5	Management Agreement with Thomas Johnson
10.6	Management Agreement with John Kuykendall
10.7	Management Agreement with Rock Rutherford

(1)	Incorporated by reference to our Form SB-2 filed June 15, 2007.

(2)	Incorporated by reference to our Form 8-K filed January 28, 2010.

(3)	Incorporated by reference to our Form 8-K filed January 20, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 9, 2010	GLOBAL SECURITY AGENCY INC.

	By:	/s/ Larry Lunger
Larry Lunger
Chief Executive Officer